EXHIBIT 10.9

                                 BUSINESS LEASE

    The Landlord and the Tenant agree to lease the rental space for the Term and at the Rent stated, as follows:
     (The words Landlord and Tenant includes all landlords and all tenants under this Lease.)

Landlord:           Flexo-Craft Prints, Inc.
                    1000 First Street
                    Harrison, New Jersey 07029

Tenant:             Inner Secrets, Inc.
                    1500 Hudson Street
                    Hoboken, New Jersey 07030

Rental Space:       53,600 sq. ft. in the Building at 1000 First
                    Street, Harrison, Jersey 07029 (diagram annexed).

Date of Lease       September 30, 1994

Term of Lease:      Beginning: January 1, 1995
                    Ending:    January 1, 2000

Rent for the Term:  $871,000

                    The rent is payable in advance on the first day of each month as follows: $14,516.67 per month. Rent is fixed at a rate of $3.25 per sq. ft., subject to tax escalations when assessed by Taxing Authorities. Tenant will be responsible for payment of 22.61% of all tax increases* on the demised premises, in addition to rental payments. Tenant will be responsible for payment of escalations within 30 days of receiving notice from Landlord. Occupancy is to commence January 1, 1995. Rental payments are to begin January 1, 1995. In the event the premises cannot be delivered by January 1, 1995, the rent shall abate one day for each additional day, until the premises can be delivered to Tenant.

Broker:             No broker is involved in this transaction.

Security:           $29,033.34

                    Tenant will be entitled to the return of one-half of the Security Deposit ($14,516.67) on or about the first day of January 1997, if there are no violations of the terms of the Lease.

                   * Tax Base Year 1994.


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Fire and Liabil-    Minimum amounts: for each person injured
ity Insurance:      $500,000; for any one accident - $1,000,000;
                    for property damage - $1,000,000; Fire
                    Insurance - $1,000,000 - Tenant agrees to provide satisfactory proof of insurance to Landlord.

                    All insurance obtained by the parties will have an "A" rating, as designated by applicable insurance industry rating services.

Use of Rental       Rental space is to be used as a warehouse for
Space:              the production, storage and distribution of
                    lingerie products. The space is also to
                    include offices.

Additional          Landlord agrees to do the following at his
Agreements:         cost: (a) supply four (4) toilets in the
                    warehouse area; (b) supply one (1) toilet in the office area; (c) install air-conditioning in the office area; (d) install heat in the office area; (e) remove existing lockers; (f) level out the floors; (g) paint floor;
                    (h) paint walls (paint to be paid for and supplied by tenant); (i) deliver premises in broom-clean condition.

                    All work provided by Landlord will be completed on or before January 1, 1995.

                    Should the Tenant wish to make alterations to the rental space prior to occupancy, Tenant agrees to submit a work plan to Landlord for approval. Landlord's approval shall not be unreasonably withheld. Tenant will be responsible for obtaining all necessary permits for alterations/work.
                    In the event permits for alterations are required, permits will be obtained on or before November 15, 1994. Tenant must notify Landlord of its inability to obtain the necessary permits by November 15, 1994. Tenant agrees to use its best efforts to obtain all required approvals and in the event permits for alterations necessary for tenancy cannot be obtained due to the appropriate agency's refusal to approve on or before November 15, 1994, Tenant may terminate the Lease, by providing notice of termination on or before November 15, 1994.

                    The heating and electricity shall be

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                    satisfactory to the Tenant and the Tenant's HVAC specialists in accordance with reasonably acceptable standards. All municipal approvals and government approvals shall be obtained by the Landlord at the Landlord's cost and expense prior to the Tenant occupying the premises, as long as Tenant's business is not in violation of any Law or Ordinance.

                    The Landlord, at Tenant's request, shall certify in writing that there are no pending tax proceedings or adjustments effectuating the leasehold premises.

                    The Tenant shall not use the rental space in any manner other than permitted uses under-the Lease. In the event that Tenant's use results in (1) an increase in the rate of fire and liability insurance; or (2) cancellation of any fire or liability insurance policy on the rental space unless the Tenant shall pay the increased insurance differential cost to the Landlord for reimbursement of the Landlord's increase in the rate of fire and liability insurance. The Tenant shall comply with all requirements of the insurance companies insuring the rental space. The Tenant shall not abandon the rental space during the term of this lease or permit it to become vacant for extended periods. Any dispute arising under this provision shall be resolved by a mutually agreeable insurance underwriter. The parties agree to share the cost and expense equally. In the event any other costs are expended, all expenses except legal and accounting expenses, will be shared equally.

                    The filing of any Chapter proceeding by Tenant under the Bankruptcy Law will be an automatic default at the option of the Landlord.

                    Tenant agrees to pay all charges for use and occupancy during said proceeding.

1.   Possession and Use

    The Landlord shall give possession of the Rental Space to the Tenant for the Term. The Tenant shall take possession of and use the Rental Space of the purpose stated above. The Tenant may not use the Rental Space for any other purpose without the written consent of the Landlord.

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      The Tenant, with the Landlord's permission, may have access to the rental space prior to the commencement of the term. Tenant must provide Landlord with proof of adequate insurance, should Tenant elect, and Landlord permit, access to rental space, prior to commencement of the term.

     The Tenant and/or Landlord shall not allow the Rental Space to be used for any unlawful or hazardous purpose. The Tenant and/or Landlord agree to keep and store any hazardous materials necessary as per the terms of the "Use of the Rental Space" provision herein in a safe manner, so long as same is not in violation of any law or code. The Tenant is satisfied that the Rental Space is zoned for the Use stated. The Landlord shall obtain any necessary certificate of occupancy or other certificate permitting the Tenant to use the Rental space for its Use.

2.    No Assignment or Subletting

    The Tenant may not do any of the following without the Landlord's written consent, which shall not be unreasonably withheld: (a) assign this Lease (if the Tenant is a corporation, the sale of a majority of its shares shall be treated as an assignment), (b) sublet all or any part of the Rental Space or (c) permit any other person or business to use the Rental Space, except and excluding subsidiaries of the Tenant and/or corporate affiliate of the Tenant.

3.    Rent and Additional Rent

    Tenant understands and agrees that all payments under the within Lease will be termed Rent.

    Tenant shall pay the Rent to the Landlord at the Landlord's address.

    If the tenant fails to comply with any agreement in this Lease, the Landlord, on 30 days' notice to the Tenant in writing during which time the Tenant shall have the right to come into compliance, the Landlord may do so on behalf of the Tenant. The Landlord may deduct from the security upon 30 days' written notice in advance to the Tenant of the incurring of any expenses. Should the cost incurred exceed the security,the Landlord may charge the additional cost to Tenant as additional rent. The additional rent shall be due and payable with the next month's rental payment. Non-payment of additional rent shall give the Landlord the same rights against the Tenant as if the Tenant failed to pay the Rent.

4.    Security

    Tenant will deposit with Landlord the Security stated herein. The Security
shall be held by the Landlord during the Term of this Lease.    The Landlord may
deduct from the Security any expenses incurred in connection with the Tenant's violation of any agreement

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in this Lease. For example, if the Tenant does not leave the Rental Space in good condition at the end of the Term, the Security may be used to put it in good condition. If the amount of damage exceeds the Security, the Tenant shall pay the additional amount to the Landlord on demand.

    If the Landlord uses the Security or any part of it during the Term, the Tenant shall on demand pay the Landlord for the amount used. The amount of the Security is to remain constant throughout the Term, except as provided above. The Security is not to be used by the Tenant for the payment of Rent. The Landlord shall repay to the Tenant any balance remaining within 30 days after the end of the Term. The Tenant shall be entitled to 80% of interest earned on the Security. The Security shall be kept in an interest-bearing account with landlord entitled to 20% of interest earned on said security for administrative cost.

    If the Landlord's interest in the Rental Space is transferred, the Landlord shall turn over the Security to the new Landlord. The Landlord shall notify the Tenant of the name and address of the new Landlord. Notification must be given within 5 days after the transfer, by registered or certified mail. The Landlord shall then no longer be responsible to the Tenant for the repayment of the Security. The new Landlord shall be responsible to the Tenant for the return of the Security in accordance with the terms of this Lease and the lease shall continue in full force and effect.

5.    Liability Insurance

    The Tenant shall obtain, pay for, and keep in effect for the benefit of the Landlord and the Tenant public liability insurance on the Rental Space. The insurance company and the broker used must be acceptable to the Landlord. This coverage must be at least the minimum amounts stated herein.

    All policies shall state that the insurance company cannot cancel or refuse to renew without at least 10 days' written notice to the Landlord.

    The Tenant shall deliver the original policy to the Landlord with proof of payment of the first quarter's premiums. This shall be done not less than 15 days before the Beginning of the Term. The Tenant shall deliver a renewal policy to the Landlord with proof of payment not less than 15 days before the expiration date of each policy.

6.    Unavailability of Fire Insurance, Rate Increases

    If due specifically to the Tenant's use of the Rental Space, the Landlord cannot obtain and maintain fire insurance on the Building in an amount and form reasonably acceptable to the Landlord, the Landlord may cancel this Lease on 30 days notice to the Tenant. If due to the Tenant's use of the Rental Space the fire insurance rate is increased, the Tenant shall pay the increase

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in the premium to the Landlord on demand or the Tenant may obtain replacement insurance from a reputable company to be paid by Landlord, with Tenant paying any difference in the rate.

7.    Water Damage

    The Landlord shall not be liable for any damage or injury to any persons or property caused by the leak or flow of water from or into any part of the Building, except if the Landlord, its servants, agents and/or employees shall be negligent.

    Landlord certifies that the roof will be leak-free as of the date of possession.

8.    Liability of Landlord and Tenant

    The Landlord shall not be liable for injury or damage to any person or property unless it is due to the Landlord's act or neglect. The Tenant is liable for any loss, injury or damage to any person or property caused by the act or neglect of the Tenant or the Tenant's employees. The Tenant shall defend the Landlord from and reimburse the Landlord for all liability and costs resulting from any injury or damage due to the act or neglect of the Tenant or the Tenant's employees, during or arising out of the course of the Tenant's employees employment.

9.   Acceptance of Rental Space

    The Tenant shall be entitled to inspect the Rental Space and thereafter agree that the Rental Space is in satisfactory condition as per the work specifications set forth under the terms of the Lease. Any condition which is not in satisfactory condition shall be corrected and/or repaired in a good workman like manner by the Landlord at the Landlord's sole cost and expense. Any dispute between Landlord and Tenant concerning work shall go to an Arbitrator selected by both Landlord and Tenant for determination.

10. Quiet Enjoyment

    The Landlord warrants that it has the right to enter into the within Lease. If the Tenant complies with this Lease, the Landlord must provide the Tenant with undisturbed possession of the Rental Space.

11. Utilities and Services

    The Tenant shall arrange and pay for all utilities and services required for the Rental Space, including the following:

     (a)   Heat                (c)  Electric
     (b)   Hot and cold water  (d)  Gas



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    All of Tenants' meters for utility service for the space/premises are separate.

    The Landlord is not liable for any inconvenience or harm caused by any stoppage or reduction of utilities and services beyond the control of the Landlord. This does not excuse Tenant from paying Rent. The Landlord will allow a pro rata deduction in rent for unusable Space.

12.  Tenant's Repairs, Maintenance, and Compliance

     The Tenant shall:

    (a) Promptly comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board of fire underwriters, or similar groups, provided that compliance is made necessary by the acts of Tenant.

    (b) Maintain the Rental Space and all equipment and fixtures in it in good repair and appearance.

    (c) Make all necessary repairs solely caused by Tenant to the Rental Space and all equipment and fixtures in it, except structural repairs.

    (d) Maintain the Rental Space in a neat, clean, safe, and sanitary condition, free of all garbage.

    (e) Use all electric, plumbing and other facilities in the Rental Space safely.

    (f) Use no more electricity than the wiring or feeders to the Rental Space can safely carry.

          (g) Promptly replace all broken glass in the Rental
Space.

    (h) Do nothing to destroy, deface, damage, or remove any part of the Rental Space.

    (i) Keep nothing in the Rental Space which is inflammable, dangerous or explosive or which might increase the danger of fire or other casualty except for permitted uses pursuant to the lease.

    (j) Promptly notify the Landlord when there are conditions which need repair.

    (k) Do nothing to destroy the peace and quiet of the Landlord, or other tenants, or persons in the neighborhood.

               (1) Avoid littering in the building or on its grounds.

    (m) Do all "day to day" maintenance necessary due to normal usage with respect to utilities, such as replacing bulbs and

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air filters.

    The Tenant shall pay any expenses involved in complying with the above.

13.  Landlord's Repairs and Maintenance

     The Landlord shall:

    (a) Maintain the public areas, roof and exterior walls in good condition.

    (b) Make all structural repairs unless these repairs are made necessary by the act or neglect of the Tenant or the Tenant's employees.

    (c) Make necessary replacements of the plumbing, cooling, heating and electrical systems, except when made necessary by the act or neglect of the Tenant or the Tenant's employees.

          (d)  Maintain the elevators in the Building, if any.

          (e)  Provide snow removal.

    (f) Provide five (5) parking spaces in front of the building and forty (40) parking spaces in the main parking lot located at the rear of the building.

14.  No Alterations

    The Tenant may not make any changes or additions to the Rental Space without the Landlord's written consent, which consent shall not be unreasonably withheld and which consent shall be within 30 days of notice to the Landlord of the Tenant intending to make any change, or additions to the rental space. Any changes or additions made without the Landlord's written consent shall be removed by the Tenant on demand.

    All changes or additions to the building made with the Landlord's written consent shall become the property of the Landlord when completed and paid for by the Tenant. They shall remain as part of the Rental Space at the end of the Term. The Landlord may demand that the Tenant remove any changes or additions at the end of the Term. The Tenant shall promptly pay for all costs of any permitted changes or additions. The tenant shall not allow any mechanic's lien or other claim to be filed against the Building. If any lien or claim is filed against the Building, the Tenant shall have it promptly removed.

15. Signs

    The Tenant shall obtain the Landlord's written consent before placing any sign on or about the Rental Space. Signs must conform with all applicable
municipal ordinances and regulations.    The Tenant shall be entitled to a
minimum of two (2) signs having

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reasonable dimensions.

16. Access to Rental Space

    The Landlord shall have access to the Rental Space on reasonable notice to the Tenant to (a) inspect the Rental Space (b) make necessary repairs, alterations, or improvements; (c) supply services, and (d) show it to prospective buyers, mortgage lenders, contractors or insurers.

    The Landlord may show the Rental Space to rental applicants at reasonable hours on notice to the Tenant within 6 months before the end of the Term.

    The Landlord may enter the Rental Space at any time without notice to the Tenant in case of emergency.

17. Fire and Other Casualty

    The Tenant shall notify the Landlord at once of any fire or other casualty in the Rental Space. The Tenant is not required to pay Rent when the Rental Space is unusable. If the Tenant uses part of the Rental Space, the Tenant must pay Rent pro-rata for the usable part.

    If the Rental Space is partially damaged by fire or other casualty, the Landlord shall repair it as soon as possible. This includes the damage to the Rental Space and fixtures installed by the Landlord. the Landlord need not repair or replace anything installed by the Tenant, unless the damage is as a result of the of the negligence of the Landlord or its agents, servants and/or employees.

    Either party may cancel this Lease if the Rental Space is so damaged by fire or other casualty that it cannot be repaired within 90 days. If the parties cannot agree, the opinion of a contractor chosen by the Landlord and the Tenant will be binding on both parties.

    This Lease shall end if the Rental Space is totally destroyed. The Tenant shall pay Rent to the date of destruction.

    If the fire or other casualty is caused by the act or neglect of the Tenant or the Tenant's employees, the Tenant shall pay for all repairs to the extent covered by Tenant's insurance. If the fire or other casualty is caused by the act or neglect of the Landlord or the Landlord's employees, the Landlord shall pay for all repairs to the extent covered by Landlord's insurance.

18.  Eminent Domain

    Eminent Domain is the right of a government to lawfully condemn and take private property for public use. Fair value must be paid for the property. The taking occurs either by court order or by deed to the condemning party. If any part of the Rental

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Space is taken by eminent domain, either party may cancel this lease on 30 days'
notice to the other. The payment for the taking shall be distributed between Landlord and Tenant on a pro rata basis. The Tenant shall make no claim for the value of this Lease for the remaining part of the Term.

19. Subordination to Mortgage

    As subject to applicable state law as made and provided and as may be provided by the Over-Landlord's lending institution.

20. Tenant's Certificate

    At the request of the Landlord, the Tenant, only if it is true, shall sign a certificate stating that (a) this Lease has not been amended and is in effect,
(b) the Landlord has fully performed all of the Landlord's agreements in this Lease, (c) the Tenant has no rights to the Rental Space except as stated in this Lease, (d) the Tenant has paid all Rent to date, and (e) the Tenant has not paid Rent for more than one month in advance. The Certificate shall also list all the property attached to the Rental Space owned by the Tenant.

21. Violation, Eviction, Re-entry and Damages

    The Landlord reserves a right of re-entry which allows the Landlord to end this Lease and re-enter the Rental Space if the Tenant* violates any agreement in this Lease. This is done by eviction. Eviction is a court procedure to remove a tenant. Eviction is started by the filing of a complaint in court and the service of a summons on a tenant to appear in court. The Landlord may also evict the tenant for any one of the other grounds of good cause provided by law. After a court order of eviction and compliance with the warrant of removal, the Landlord may re-enter and take back possessions of the Rental Space. If there is any other cause to evict, the Landlord must give to the Tenant the notice required by law before the Landlord files a complaint for
eviction.               * materially

     The Tenant is liable for all damages caused by the Tenant's violation of any agreement in this Lease.

    After eviction the Tenant shall pay the Rent for the Term or until the Landlord re-rents the Rental Space, if sooner. If the Landlord re-rents the Rental Space for less than the Tenant's Rent, the Tenant shall pay the difference until the end of the Term. The Tenant shall not be entitled to any excess resulting from the re-renting. The Tenant shall also pay (a) all reasonable expenses incurred by the Landlord in Preparing the Rental Space for re-renting and (b) commissions paid to a broker for finding a new tenant.

22. Notices Notices will be given to Cole & Cole, Esqs., on behalf of
            Tenant and Baratta and Goldstein, Esqs., on behalf of Landlord All notices given under this Lease must be in writing. Each




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party must accept and claim the notices given by the other. Unless otherwise provided by law, they may be given by (a) personal delivery, or (b) certified mail, return receipt requested. Notices shall be addressed to the Landlord at the address written at the beginning of this Lease and to the Tenant at the Rental Space.

23. No Waiver

    The Landlord's failure to enforce any agreement in this Lease shall not prevent the Landlord from enforcing the agreement for any violations occurring at a later time.

24. Survival

    If any agreement in this Lease is contrary to law, the rest of the Lease shall remain in effect.

25. End of Term

    At the end of the Term the Tenant shall (a) leave the Rental Space clean,
(b) remove all of the Tenant's property, (c) remove all signs and restore that portion of the Rental Space on which they were placed, (d) repair all damage caused by moving, and (e) return the Rental Space to the Landlord in the same condition as it was at the beginning of the Term except for normal wear and tear.

    If the Tenant leaves any property in the Rental Space for more than 30 days, after termination of the Lease, the Landlord may (a) dispose of it and charge the Tenant for the cost of disposal, or (b) keep it as abandoned property.

26. Binding

    This Lease binds the Landlord and the Tenant and all parties who lawfully succeed to their rights or take their places.

27. Full Agreement

    The parties have read this Lease. It contains their full agreement. It may not be changed except in writing signed by the Landlord and the Tenant.

28. Renewal of Lease

    The Lease may be renewed, provided that notice is given to Landlord 90 days prior to the end of the lease period. The Lease will be renewable for an additional five (5) years at a rate of $3.75 per sq. ft. gross. The renewal term will be January 1, 2000 to January 1, 2005. Rent for the renewal term is $1,005,000. The rent is payable in advance on the first day of each month as follows: $16,750. Tenant will be responsible for 22.61% of all tax escalations on the demised premises from the date of renewal, in addition to rental payments. Tenant will be responsible for payment of tax and tax escalations within 30 days of receipt of notice from Landlord.


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     The Lease will be renewable for a second five-year period, provided that notice is given to the Landlord 90 days prior to the end of the lease period. The second five-year renewal period will begin January 1, 2005 through January 1, 2010. The second renewal rate will be $3.75 per sq. ft. gross, in addition to a cost of living increase. The rent for the second five-year renewal period will be payable in advance on the first day of each month. Tenant will be responsible for 22.61% of all tax escalations on the demised premises, in addition to rental payments. Tenant will be responsible for payment of tax escalations within 30 days of receipt of notice from Landlord. In the event landlord requires the space for his own use, the second option covering years 11 to 15 shall be cancelled. Landlord is to give Tenant notice 6 months prior to the end of the first renewal period (July 1, 2004) of its intention to cancel the second option period.

      *    Cost of living increase not to exceed 10%.
           The cost of living increase is to be based on the C.P.I. for the New York Metropolitan Area for January 1, 2005. and January 1, 2000.

29. Inspection of Rental Space

    The Lease is subject to a satisfactory building and property inspection, to be conducted at least fourteen (14) days prior to commencement of the Lease, and to be performed by the Tenant's engineer and inspector. Inspections to be conducted at Tenant's expense. In the event a dispute arises as to work/repairs that Tenant requests, an arbitrator chosen by Landlord and Tenant will render a final decision.

Signatures:          The Landlord and the Tenant agree to the terms
                     of this Lease by signing below. If a party is a corporation, this Lease is signed by its proper corporate officers and its corporate seal is affixed.

                         FLEXO-CRAFT PRINTS, INC.

                         By:     /s/                        (Seal)
                             ------------------------------
                                                   Landlord





                         INNER SECRETS, INC.


                         By:    /s/                         (Seal)
                             ------------------------------
                              Norton Sloan   Sec'y     Tenant

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